Exhibit 99.1
Filed by Independence Lead Mines Company
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Independence Lead Mines Company
Commission File No. 001- 316

September 26, 2008

Dear Shareholder:

All shareholders of record as of August 20, 2008 have been sent a Proxy Statement along with their proxy (e.g. the “blue sheet”) for voting in regards to four proposals presented to shareholders for approval. The Special Shareholder Meeting will be held in Wallace, Idaho on October 27, 2008 for the purpose of discussing the resolutions and counting votes. At Independence Lead’s 2005 shareholder meeting the Company lacked the votes necessary for a quorum to hold a valid meeting. The problem was caused by the large number of shareholder accounts that had no valid mailing address, or shareholders that failed to vote. Therefore, it is imperative that each shareholder vote his or her proxy, sign and return the proxy as soon as possible so we will have a quorum. Please note that shareholders with multiple accounts must vote each proxy received. Personal Representatives should vote and sign the proxy indicating the signer as Personal Representative There is good signature guidance in the paragraph above the signature space on your ballot. Every shareholder’s vote is very important to complete the transaction with Hecla Merger Company, whereby you would receive a proposed rate of 1.2 shares of Hecla Mining Company for each 1 share of Independence Lead Mines Company owned. You should review your Proxy Statement for any other questions you have.

I look forward to seeing you at the Special Meeting.

Sincerely,

Bernard C. Lannen,
President

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

IMPORTANT INFORMATION: In connection with the proposed offer to the stockholders of Independence Lead Mines Company, Hecla Mining Company filed an amended registration statement on Form S-4 containing a proxy statement/prospectus and related materials with the Securities and Exchange Commission. Hecla Mining Company’s’ registration statement (the “Registration Statement”) was originally filed on Form S-4 (Registration Statement no. 333-130682) with the Securities and Exchange Commission (the “SEC”) on December 23, 2005, the related prospectus filed with the SEC on January 25, 2006, Post-Effective Amendment No. 1 to the Registration Statement filed on December 7, 2006, Post-Effective Amendment No. 2 to the Registration Statement filed on June 13, 2008, and Post-Effective Amendment No. 3 to the Registration Statement filed on September 9, 2008, subsequently declared effective on September 12, 2008.

INVESTORS AND SECURITY HOLDERS OF INDEPENDENCE LEAD MINES COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER AND INDEPENDENCE LEAD MINES COMPANY AND HECLA MINING COMPANY. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant materials and other documents filed by Independence Lead Mines Company and Hecla Mining Company with the Commission at the Commission’s web site, at http://www.sec.gov. Copies of the proxy statement/prospectus and other relevant documents may also be obtained without charge from Hecla Mining Company or Independence Lead Mines Company. Requests to the Company should be made in writing to Independence Lead Mines Company, Attn. Secretary, 510 Cedar St.,Wallace, Idaho 83873. Requests to Hecla Mining Company should be made in writing to Hecla Mining Company, Investor Relations, 6500 North Mineral Drive Suite 200, Coeur D'Alene, Idaho 83815-9408.